Exhibit 21

to

Form 10-K

of

Protective Life Corporation

for

Fiscal Year

Ended December 31, 2000

The following wholly-owned subsidiary of Protective Life Corporation is organized under the laws of the State of Tennessee and does business under its corporate name:

Protective Life Insurance Company

The following wholly-owned subsidiary of Protective Life Insurance Company is incorporated under the laws of the State of California and does business under its corporate name:

West Coast Life Insurance Company